EXHIBIT 4(c)
SIXTH AMENDED AND RESTATED PLEDGE AGREEMENT
This Sixth Amended and Restated Pledge Agreement (the “Agreement”) is dated as of March 2, 2020, by and among the parties executing this Agreement under the heading “Pledgors” on the signature pages hereto (such parties, along with any parties who execute and deliver to the Agent an agreement in the form attached hereto as Schedule C, being hereinafter referred to collectively as the “Pledgors” and individually as a “Pledgor”) and Bank of Montreal, a Canadian chartered bank acting through its Chicago branch (“BMO”), with its mailing address at 111 West Monroe Street, Chicago, Illinois 60603, acting as administrative agent hereunder for the Secured Creditors hereinafter identified and defined (BMO acting as such administrative agent and any successor or successors to BMO acting in such capacity being hereinafter referred to as the “Agent”);
WITNESSETH THAT:
WHEREAS, EMCOR Group, Inc., a Delaware corporation (the “Company”) and certain of its subsidiaries, as Pledgors, heretofore executed and delivered to BMO that certain Fifth Amended and Restated Pledge Agreement dated as of August 3, 2016 (such Fifth Amended and Restated Pledge Agreement, as the same has been amended and supplemented, being hereinafter referred to as the “Prior Pledge Agreement”) pursuant to which certain Pledgors granted BMO a lien on and continuing security interest in certain personal property of such Pledgors described therein as collateral security for, among other things, all indebtedness, obligations and liabilities of the Borrowers (as hereinafter defined) under that certain Fifth Amended and Restated Credit Agreement dated as of August 3, 2016, as amended, by and among the Borrowers, BMO, individually and in its capacity as agent thereunder, and the lenders party thereto (the “Prior Credit Agreement”); and
WHEREAS, the Company and EMCOR Group (UK) plc., a United Kingdom public limited company (“EMCOR UK”; the Company and EMCOR UK being hereinafter referred to collectively as the “Borrowers”) and BMO, individually and as Agent, have entered into a Sixth Amended and Restated Credit Agreement dated as of March 2, 2020 (such Sixth Amended and Restated Credit Agreement, as the same may be amended, modified, restated or supplemented from time to time, being hereinafter referred to as the “Credit Agreement”), pursuant to which BMO and other banks and financial institutions and letter of credit issuers from time to time party to the Credit Agreement (BMO, in its individual capacity, and such other banks and financial institutions being hereinafter referred to collectively as the “Lenders” and individually as a “Lender”, and such letter of credit issuers being hereinafter referred to collectively as the “Issuers” and individually as an “Issuer”) have agreed, subject to certain terms and conditions, to extend credit and make certain other financial accommodations available to the Borrowers (the Agent, the Issuers, and the Lenders, together with affiliates of the Lenders with respect to Hedging Liability referred to below, being hereinafter referred to collectively as the “Secured Creditors” and individually as a “Secured Creditor”); and
WHEREAS, in addition, one or more of the Pledgors may from time to time be liable to the Lenders and/or their affiliates with respect to Hedging Liability (as such term is defined in the Credit Agreement);

WHEREAS, as a condition precedent to extending credit or otherwise making financial accommodations available to the Borrowers under the Credit Agreement, the Secured Creditors require, among other things, that each Pledgor grant to the Agent for the benefit of the Secured Creditors a lien on and security interest in certain personal property of such Pledgor pursuant to this Agreement, and, in connection therewith, that the Prior Pledge Agreement be amended and restated in its entirety to read as set forth in this Agreement;
WHEREAS, except as indicated on Schedule A attached hereto, the Company owns, directly or indirectly, all or substantially all of the equity interests in each Pledgor (other than the Company), and the Borrowers provide each Pledgor with financial, management, administrative, and technical support which enables such Pledgor to conduct its business in an orderly and efficient manner in the ordinary course; and
WHEREAS, each Pledgor will benefit, directly and indirectly, from credit and other financial accommodations extended by the Secured Creditors to the Borrowers.
NOW, THEREFORE, for and in consideration of the execution and delivery by the Lenders and the Agent of the Credit Agreement, and other good and valuable consideration, receipt whereof is hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1.	TERMS DEFINED IN CREDIT AGREEMENT.
All capitalized terms used herein without definition shall have the same meanings herein as such terms have in the Credit Agreement, except terms which are defined in the Uniform Commercial Code of the State of New York as in effect from time to time (“UCC”) shall have the same meanings herein as such terms are defined in the UCC, unless this Agreement shall otherwise specifically provide. The term “Pledgor” and “Pledgors” as used herein shall mean and include the Pledgors collectively and also each individually, with all grants, representations, warranties and covenants of and by the Pledgors, or any of them, herein contained to constitute joint and several grants, representations, warranties and covenants of and by the Pledgors; provided, however, that unless the context in which the same is used shall otherwise require, any grant, representation, warranty or covenant contained herein related to the Pledged Securities shall be made by each Pledgor only with respect to the Pledged Securities owned by it or represented by such Pledgor as owned by it.

SECTION 2.	GRANT OF SECURITY INTEREST IN THE PLEDGED SECURITIES; OBLIGATIONS SECURED.
(a)    Subject to the terms of the Credit Agreement, each Pledgor hereby pledges and deposits with the Agent, and grants to the Agent a security interest in, in each case for the benefit of the Secured Creditors, and acknowledges and agrees that the Agent has and shall continue to have for the benefit of the Secured Creditors a continuing security interest in, any and all right, title and interest of such Pledgor, whether now existing or hereafter acquired or arising, in and to (i) all shares of the capital stock or other equity interests of each Restricted Subsidiary owned or held by such Pledgor, whether now existing or hereafter formed or acquired (those of such shares delivered to and deposited with the Agent concurrently herewith being listed and described on Schedule A as of the date hereof), (ii) all substitutions and additions to such shares or other equity interests, (iii) all dividends, distributions and sums distributable or payable from, upon or in respect of such shares or other equity interests, (iv) all other rights or privileges incident to such shares or other equity interests, and (v) all proceeds and products of any of the foregoing (such shares, equity interests and all other of the foregoing being hereinafter sometimes referred to as the “Pledged Securities”); provided, however, that the Pledged Securities hereunder shall not include any interest held by a Pledgor in the capital stock of any of its Unrestricted Subsidiaries, any of its Foreign Subsidiaries or any Excess Stock Collateral; provided further however that the pledge and security interest created hereby shall remain subject in all respects to the provisions of Section 4.1 of the Credit Agreement.
(b)    This Agreement is made and given to secure, and shall secure, the prompt payment and performance of (i) all “Obligations,” and “Hedging Liability,” as such terms are defined in the Credit Agreement, including, without limitation, all obligations with respect to Loans made and to be made under the Credit Agreement (whether or not evidenced by Notes issued thereunder), all obligations of the Borrowers to reimburse the Secured Creditors for the amount of all drawings on all Letters of Credit issued pursuant to the Credit Agreement and all other obligations of the Borrowers under all Applications for Letters of Credit, all other obligations of the Borrowers and the other Pledgors under the Loan Documents, all obligations of the Borrowers and the other Pledgors, and of any of them individually, with respect to any Hedging Liability and the agreements relating thereto, and all obligations of the Pledgors, and of any of them individually, arising under any guaranty issued by it relating to the foregoing or any part thereof, in each case whether now existing or hereafter arising (and whether arising before or after the filing of a petition in bankruptcy and including all interest, costs, fees, and charges after the entry of an order for relief against a Pledgor in a case under Title 11 of the United States Bankruptcy Code or any similar proceeding, whether or not such interest, costs, fees and charges would be an allowed claim against such Pledgor in such proceeding), due or to become due, direct or indirect, absolute or contingent, and howsoever evidenced, held or acquired, and owing in any currency and (ii) any and all expenses and charges, legal or otherwise, suffered or incurred by the Agent or the Secured Creditors, and any of them individually, in collecting or enforcing any of such indebtedness, obligations, and liabilities or in realizing on or protecting or preserving any security therefor, including, without limitation, the lien and security interest granted to the Agent in the Pledged Securities hereby (all of the indebtedness, obligations, liabilities, expenses, and charges described above being hereinafter referred to as the “Obligations”). Notwithstanding anything in this Agreement to the contrary, the right of recovery against any Pledgor under this Agreement shall not exceed $1.00 less than the lowest amount which would render such Pledgor’s obligations under this Agreement void or voidable under applicable law, including fraudulent conveyance law.
SECTION 3.    COVENANTS, REPRESENTATIONS AND WARRANTIES.
Subject to the terms of the Credit Agreement, each Pledgor hereby covenants and agrees with, and represents and warrants to, the Agent and the Secured Creditors as follows:
(a)    The certificates for all shares of stock, equity interests and other securities owned by each Pledgor (other than securities evidencing an ownership interest in any entity whose total assets are less than or equal to $5,000,000) in each case to the extent certificated now or at any time constituting the Pledged Securities shall be delivered to the Agent duly endorsed in blank for transfer or accompanied by an appropriate assignment or assignments or an appropriate undated stock power or powers, in every case sufficient to transfer title thereto. The Agent may at any time after the occurrence of an Event of Default and during the continuance thereof cause to be transferred into its name or the name of its nominee or nominees any and all of the Pledged Securities hereunder. The Agent shall at all times have the right to exchange the certificates representing the Pledged Securities for certificates of smaller or larger denominations.
(b)    Each Pledgor is and will be the sole and lawful legal and beneficial owner of all of the Pledged Securities deposited by such Pledgor hereunder. Each Pledgor agrees not to sell, assign, pledge or otherwise dispose of any of such Pledgor’s Pledged Securities or any interest therein except for the security interest granted to the Agent hereunder and liens permitted by Sections 4.1 and 7.11 of the Credit Agreement and except for the sale or other disposition of Pledged Securities permitted by the Credit Agreement (including, without limitation, Sections 7.13 of the Credit Agreement). In the case of such permitted sale, disposition or dissolution, the Agent shall release the lien upon such Pledged Securities and deliver such Pledged Securities to the relevant Pledgor. The Pledged Securities are and will be free and clear of all security interests, Liens, rights, claims, attachments, levies and encumbrances of every kind, nature and description and whether voluntary or involuntary except for the pledge to the Agent hereunder and for other Liens permitted by the Credit Agreement, and each Pledgor will warrant and defend all Pledged Securities which such Pledgor has deposited with the Agent against any claims and demands of all other persons at any time claiming the same or any interest therein adverse to the Agent and the Secured Creditors. Each Pledgor has the right to vote the Pledged Securities (except as set forth herein) and there are no restrictions upon the voting rights associated with, or the transfer of, any of the Pledged Securities, except as provided by any law applicable to the sale of securities generally or the terms and provisions of this Agreement.
(c)    The Pledged Securities have been validly issued and are fully paid and non-assessable (except for the provisions of Section 630 of the Business Corporation Law of the State of New York as to New York corporations). There are no outstanding commitments or other obligations of the issuers of the Pledged Securities to issue, and no options, warrants or other rights of any individual or entity to acquire, any share of any class or series of capital stock or other equity interests of such issuers. Except otherwise indicated on Schedule A, the Pledged Securities listed and described on Schedule A attached hereto constitute all of the issued and outstanding capital stock or other equity interests of every series and class of each issuer thereof. Each Pledgor further agrees that in the event any such issuer shall issue any additional capital stock of any series or class, each Pledgor will forthwith pledge and deposit hereunder, or cause to be pledged and deposited hereunder, all such additional shares of such capital stock.
(d)    On failure of any Pledgor to perform any of the agreements and covenants herein contained, the Agent may perform the same and in so doing may expend such sums as the Agent may deem advisable in the performance thereof, including without limitation the payment of any taxes, liens and encumbrances, expenditures made in defending against any adverse claim or demand and all other expenditures which the Agent may be compelled to make by operation of law or which Agent may make by agreement or otherwise for the protection of the security hereof. All such sums and amounts so expended shall be due and payable, immediately without notice or demand, shall constitute additional Obligations hereby secured together with interest thereon at the rate per annum (computed on the basis of a year of 360 days) determined by adding 2% to the interest rate otherwise applicable to Base Rate Loans under the Revolving Facility from time to time in effect (such rate per annum as so determined being hereinafter referred to as the “Reimbursement Rate”). No such performance of any covenant or agreement by the Agent on behalf of such Pledgor, and no such advancement or expenditure therefor, shall relieve such Pledgor of any default under the terms of this Agreement or in any way obligate the Agent or any Secured Creditor to take any further or future action with respect thereto. The Agent is authorized to charge any depository account of any Pledgor maintained with the Agent for the amount of such sums and amounts so expended.
(e)    Each Pledgor represents that this Agreement, together with its delivery to the Agent of the certificates evidencing the Pledged Securities and stock powers therefor, creates a valid security interest securing payment and performance of the Obligations and that no other action is necessary to perfect such security interest. Each Pledgor agrees to execute and deliver to the Agent such further agreements and assignments or other instruments and to do all such other things as the Agent may deem reasonably necessary or appropriate to assure the Agent of such Pledgor’s pledge of the Pledged Securities hereunder.
(f)    If, as and when any Pledgor delivers any securities for pledge hereunder in addition to those listed on Schedule A hereto, the Pledgors shall furnish the Agent a duly completed and executed amendment to such Schedule in substantially the form (with appropriate insertions) of Schedule B hereto reflecting the securities pledged hereunder after giving effect to such addition.

SECTION 4.	VOTING RIGHTS AND DIVIDENDS.
Unless and until an Event of Default hereunder has occurred and is continuing:
(a)    Each Pledgor shall be entitled to exercise all voting and/or consensual powers pertaining to such Pledgor’s Pledged Securities or any part thereof, for all purposes not inconsistent with the terms of this Agreement, the Credit Agreement, or any other document evidencing or otherwise relating to any Obligations.
(b)    To the extent not prohibited by the terms of the Credit Agreement, each Pledgor shall be entitled to receive and retain all dividends and distributions in respect of the Pledged Securities which are paid in cash or other property of whatsoever nature.
(c)    In order to permit each Pledgor to exercise such voting and/or consensual powers which he is entitled to exercise under clause (a) above and to receive such distributions which such Pledgor is entitled to receive and retain under clause (b) above, the Agent shall, if necessary, upon the written request of such Pledgor, from time to time execute and deliver to such Pledgor appropriate proxies and dividend orders.

SECTION 5.	POWER OF ATTORNEY.
In addition to any other powers of attorney contained herein, each Pledgor hereby appoints the Agent, its nominee, or any other person whom the Agent may designate as such Pledgor’s attorney‑in‑fact, with full power and authority upon the occurrence and during the continuation of any Event of Default to ask, demand, collect, receive, receipt for, sue for, compound and give acquittance for any and all sums or properties which may be or become due, payable or distributable in respect of the Pledged Securities or any part thereof, with full power to settle, adjust or compromise any claim thereunder or therefor as fully as such Pledgor could itself do, to exercise all voting rights with respect to the Pledged Securities or any part thereof, to endorse or sign the Pledgor’s name on any assignments, stock powers or other instruments of transfer and on any checks, notes, acceptances, money orders, drafts, and any other forms of payment or security that may come into the Agent’s possession and on all documents of satisfaction, discharge or receipt required or requested in connection therewith, and, in its discretion, to file any claim or take any other action or proceeding, either in its own name or in the name of such Pledgor, or otherwise, which the Agent deems necessary or appropriate to collect or otherwise realize upon all or any part of the Pledged Securities, or effect a transfer thereof, or which may be necessary or appropriate to protect and preserve the right, title, and interest of the Agent in and to such Pledged Securities and the security intended to be afforded hereby. Each Pledgor hereby ratifies and approves all acts of any such attorney and agrees that neither the Agent nor any such attorney will be liable for any such acts or omissions nor for any error of judgment or mistake of fact or law other than such person’s gross negligence or willful misconduct as finally determined by a court of competent jurisdiction; provided that, in no event shall they be liable for any punitive, exemplary, indirect or consequential damages. The foregoing powers of attorney, being coupled with an interest, are irrevocable until the Obligations have been fully paid and satisfied and all commitments of the Lenders to extend credit to or for the account of the Borrowers under the Credit Agreement have expired or otherwise terminated (including Cash Collateralization of Letters of Credit).

SECTION 6.	DEFAULTS AND REMEDIES.
(a)     The occurrence of any event or the existence of any condition which is specified as an “Event of Default” under the Credit Agreement shall constitute an “Event of Default” hereunder.
(b)    Upon the occurrence and during the continuance of any Event of Default hereunder, all rights of the Pledgors to exercise the voting and/or consensual powers which they are entitled to exercise pursuant to Section 4(a) hereof and/or to receive and retain the distributions which they are entitled to receive and retain pursuant to Section 4(b) hereof, shall, at the option of the Agent, cease and thereupon become vested in the Agent, which, in addition to all other rights provided herein or by law, shall then be entitled solely and exclusively to exercise all voting and other consensual powers pertaining to the Pledged Securities and/or to receive and retain the distributions which the Pledgors would otherwise have been authorized to retain pursuant to Section 4(b) hereof and shall then be entitled solely and exclusively to exercise any and all rights of conversion, exchange or subscription or any other rights, privileges or options pertaining to the Pledged Securities as if the Agent were the absolute owner thereof including, without limitation, the rights to exchange, at its discretion, any and all of the Pledged Securities upon the merger, consolidation, reorganization, recapitalization or other readjustment of the respective issuer thereof or upon the exercise by or on behalf of any such issuer or the Agent of any right, privilege or option pertaining to the Pledged Securities and, in connection therewith, to deposit and deliver any and all of the Pledged Securities with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Agent may determine.
(c)    Upon the occurrence and during the continuance of any Event of Default hereunder, the Agent shall have, in addition to all other rights provided herein or by law, the rights and remedies of a secured party under the Uniform Commercial Code of New York in respect to the Pledged Securities (regardless of whether such Uniform Commercial Code is the law of the jurisdiction where the rights or remedies are asserted and regardless of whether such Code applies to the affected Pledged Securities) and further the Agent may, without demand and without advertisement or notice, all of which the Pledgors waive to the extent permitted by law, at any time or times, sell and deliver any or all of the Pledged Securities held by or for it at public or private sale, at any securities exchange or broker’s board or at any of the Agent’s offices or elsewhere, for cash, upon credit or otherwise, at such prices and upon such terms as the Agent deems advisable, in its sole discretion. In the exercise of any such remedies, the Agent may sell all the Pledged Securities as a unit even though the sales price thereof may be in excess of the amount remaining unpaid on the Obligations. Also, if less than all the Pledged Securities are sold, the Agent shall have no duty to marshal or apportion the part of the Pledged Securities so sold as between the Pledgors, or any of them, but may sell and deliver any or all of the Pledged Securities without regard to which of the Pledgors are the owners thereof. The Agent is authorized at any sale or other disposition of the Pledged Securities, if it deems it advisable so to do, to restrict the prospective bidders or purchasers to persons who will represent and agree that they are purchasing for their own account for investment, and not with a view to the distribution or resale of any of the Pledged Securities. The Agent or any Secured Creditor may be the purchaser at any sale or other disposition of the Pledged Securities. The Pledgors hereby waive all of their rights of redemption from any sale or other disposition of the Pledged Securities. Any requirement of reasonable notice shall be met if such notice is personally served on or mailed, postage prepaid, to the Pledgors in accordance with Section 11(h) hereof at least ten (10) days before the time of sale or other event giving rise to the requirement of such notice; provided, however, no notification need be given to a Pledgor if such Pledgor has signed, after an Event of Default hereunder has occurred, a statement renouncing any right to notification of sale or other intended disposition. The Agent shall not be obligated to make any sale or other disposition of the Pledged Securities regardless of notice having been given. The Agent may postpone or cause the postponement of the sale of all or any portion of the Pledged Securities by announcement at the time and place of such sale, and such sale may, without further notice, be made at the time and place to which the sale was postponed or the Agent may further postpone such sale by announcement made at such time and place. The proceeds of sale shall be applied first to all costs and expenses of sale, including attorney’s fees and court costs, and second to the payment of the Obligations in accordance with the terms of the Intercreditor Agreement.
(d)    No delay or omission on the part of the Agent in the exercise of any right or remedy hereunder shall operate as a waiver of such right or remedy, nor shall the exercise of any such right or remedy preclude the later or further exercise thereof. All rights or remedies of the Agent on account of the collateral or on account of any of the indebtedness hereby secured, whether arising under this Agreement, any other instrument or document, or at law or in equity, shall be cumulative and not exclusive of each other, and may be exercised by the Agent at such times and in such order as the Agent may determine. The Pledgors agree to pay all costs and expenses (including court costs and reasonable attorney’s fees) incurred by the Agent in enforcing or collecting any of the Obligations secured hereunder, in enforcing any of the terms hereof or in retaking, holding, preparing for sale, selling, collecting or otherwise realizing upon any Pledged Securities, including, without limitation, any of the foregoing arising in, arising under or related to a case under the United States Bankruptcy Code or any successor statute(s) thereto; and all such costs and expenses shall constitute additional Obligations hereby secured which shall be payable on demand together with interest thereon at the Reimbursement Rate. Neither the Agent nor any Secured Creditor, nor any party acting as its attorney, shall be liable for any acts or omissions or for any error of judgment or mistake of fact or law other than such person’s gross negligence or willful misconduct as finally determined by a court of competent jurisdiction.
(e)    EACH PLEDGOR HEREBY IRREVOCABLY CONSTITUTES AND APPOINTS THE AGENT AS ITS PROXY AND ATTORNEY-IN-FACT WITH RESPECT TO ITS PLEDGED SECURITIES, INCLUDING THE RIGHT TO VOTE SUCH PLEDGED SECURITIES, WITH FULL POWER OF SUBSTITUTION TO DO SO. IN ADDITION TO THE RIGHT TO VOTE ANY SUCH PLEDGED SECURITIES, THE APPOINTMENT OF THE AGENT AS PROXY AND ATTORNEY-IN-FACT SHALL INCLUDE THE RIGHT TO EXERCISE ALL OTHER RIGHTS, POWERS, PRIVILEGES AND REMEDIES TO WHICH A HOLDER OF SUCH PLEDGED SECURITIES WOULD BE ENTITLED (INCLUDING GIVING OR WITHHOLDING WRITTEN CONSENTS OF SHAREHOLDERS OR OTHER EQUITY HOLDERS, CALLING SPECIAL MEETINGS OF SHAREHOLDERS OR OTHER EQUITY HOLDERS AND VOTING AT SUCH MEETINGS). SUCH PROXY SHALL BE EFFECTIVE, AUTOMATICALLY AND WITHOUT THE NECESSITY OF ANY ACTION (INCLUDING ANY TRANSFER OF ANY SUCH PLEDGED SECURITIES ON THE RECORD BOOKS OF THE ISSUER THEREOF) BY ANY PERSON (INCLUDING THE ISSUER OF SUCH PLEDGED SECURITIES OR ANY OFFICER OR AGENT THEREOF), UPON THE OCCURRENCE AND DURING THE CONTINUANCE OF AN EVENT OF DEFAULT. EACH PLEDGOR HEREBY RATIFIES AND APPROVES ALL ACTS OF ANY SUCH ATTORNEY AND AGREES THAT NEITHER THE AGENT NOR ANY SUCH ATTORNEY WILL BE LIABLE FOR ANY SUCH ACTS OR OMISSIONS NOR FOR ANY ERROR OF JUDGMENT OR MISTAKE OF FACT OR LAW OTHER THAN SUCH PERSON’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT AS FINALLY DETERMINED BY A COURT OF COMPETENT JURISDICTION; PROVIDED THAT, IN NO EVENT SHALL THEY BE LIABLE FOR ANY PUNITIVE, EXEMPLARY, INDIRECT OR CONSEQUENTIAL DAMAGES. THE FOREGOING POWERS OF ATTORNEY AND PROXY, BEING COUPLED WITH AN INTEREST, ARE IRREVOCABLE UNTIL THE OBLIGATIONS HAVE BEEN FULLY PAID AND SATISFIED AND ALL COMMITMENTS OF THE LENDERS TO EXTEND CREDIT TO OR FOR THE ACCOUNT OF THE BORROWERS UNDER THE CREDIT AGREEMENT HAVE EXPIRED OR OTHERWISE TERMINATED (INCLUDING CASH COLLATERALIZATION OF LETTERS OF CREDIT).

SECTION 7.	PRIMARY SECURITY; OBLIGATIONS ABSOLUTE.
The pledge and security herein created and provided for stand as direct and primary security for the Obligations. No application of any sums received by the Agent in respect of the Pledged Securities or any disposition thereof to the reduction of the Obligations or any portion thereof shall in any manner entitle any Pledgor to any right, title or interest in or to the Obligations or any collateral security therefor, whether by subrogation or otherwise, unless and until all Obligations have been fully paid and satisfied and each of the commitments of the Secured Creditors to extend credit or otherwise make financial accommodations available to the Borrowers, or any one of them, under the Credit Agreement have expired or otherwise have been terminated (including Cash Collateralization of Letters of Credit). The Pledgors acknowledge and agree that the pledge and security hereby created and provided for are absolute and unconditional and shall not in any manner be affected or impaired by any acts or omissions whatsoever of the Agent, the Secured Creditors or any other holder of any Obligations, and without limiting the generality of the foregoing, the pledge and security hereof shall not be impaired by any acceptance by the Agent, the Secured Creditors or any other holder of any Obligations of any other security for or guarantors upon any Obligations or by any failure, neglect or omission on the part of the Agent, any Secured Creditor or any other holder of any Obligations to realize upon or protect any Obligations or any collateral security therefor. The pledge and security hereof shall not in any manner be impaired or affected by (and the Agent and the Secured Creditors, without notice to anyone, are hereby authorized to make from time to time) any sale, pledge, surrender, compromise, settlement, release, renewal, extension, indulgence, alteration, substitution, exchange, change in, modification or disposition of any Obligations, or of any collateral security therefor, or of any guaranty thereof, or of the Credit Agreement, or any other instrument or document delivered in connection therewith. The Secured Creditors may at their discretion at any time grant credit to the Borrowers, or any of them, without notice to the Pledgors in such amounts and on such terms as the Secured Creditors may elect without in any manner impairing the pledge and security hereby created and provided for. In order to foreclose or otherwise realize hereon and to exercise the rights granted the Agent hereunder and under applicable law, there shall be no obligation on the part of the Agent or the Secured Creditors or any other holder of any Obligations at any time to first resort for payment to the Borrowers or to any other obligor on any Obligations or to any guaranty of the Obligations or any portion thereof or to resort to any other collateral security, property, liens or any other rights or remedies whatsoever, and the Agent shall have the right to enforce this instrument irrespective of whether or not other proceedings or steps are pending seeking resort to or realization upon or from any of the foregoing.

SECTION 8.	APPLICATION OF PROCEEDS.
The proceeds and avails of the Pledged Securities at any time received by the Agent after the occurrence and during the continuance of any Event of Default hereunder shall, when received by the Agent in cash or its equivalent, be applied by the Agent in reduction of the Obligations as set forth in the Credit Agreement. The Pledgors shall remain liable to the Agent and the Secured Creditors for any deficiency. Any surplus remaining after the full payment and satisfaction of the Obligations shall be returned to the Borrowers on behalf of the Pledgors or to whomsoever a court of competent jurisdiction shall determine to be entitled thereto.

SECTION 9.	CONTINUING AGREEMENT.
This Agreement shall be a continuing agreement in every respect and shall remain in full force and effect until all of the Obligations, both for principal and interest, have been fully paid and satisfied and each of the commitments by the Secured Creditors to extend credit or otherwise make financial accommodations available to the Borrowers under the Credit Agreement have expired or otherwise have been terminated (including Cash Collateralization of Letters of Credit). Upon such termination of this Agreement, the Agent shall, upon the request and at the expense of the Pledgors, forthwith release all its liens and security interests hereunder.

SECTION 10.	THE AGENT.
In acting under or by virtue of this Agreement, the Agent shall be entitled to all the rights, authority, privileges and immunities provided in the Credit Agreement, all of which provisions of the Credit Agreement (including, without limitation, Section 10 of the Credit Agreement) are incorporated by reference herein with the same force and effect as if set forth herein. The Agent hereby disclaims any representation or warranty to the Secured Creditors concerning the perfection of the security interest granted hereunder or the value of the Pledged Securities.

SECTION 11.	MISCELLANEOUS.
(a)    Each Pledgor agrees to pay to the Agent upon demand the cost and expenses incurred by the Agent in connection with the filing of any financing statements or any other steps taken by the Agent in connection with the perfection or protection of such Pledgor’s Pledged Securities hereunder and in connection with releasing such pledge and security interest herein granted and provided for upon termination hereof.
(b)    No waiver or modification or amendment to the terms of this Agreement shall be effective as against the Agent and the Secured Creditors unless the same is in writing and signed by an officer of the Agent. No such waiver, modification or amendment shall in any way affect any of the rights or remedies of the Agent and the Secured Creditors hereunder except to the extent that such waiver, modification or amendment specifically provides.
(c)    This Agreement and all of the rights, privileges, remedies and options given to the Agent and the Secured Creditors hereunder and in and to any of the Pledged Securities hereunder shall inure to the benefit of the Agent and the Secured Creditors and their successors and assigns; and all the terms, conditions, promises, covenants, representations and warranties of and in this Agreement shall bind each Pledgor and its successors and assigns, provided that no Pledgor may assign its rights or delegate its duties hereunder without the Agent’s prior written consent.
(d)    In the event that any provision hereof shall be deemed to be invalid by reason of the operation of any law or by reason of the interpretation placed thereon by any court, this Agreement shall be construed as not containing such provision, but only as to such locations where such law or interpretation is operative, and the invalidity of such provision shall not affect the validity of any remaining provision hereof, and any and all other provisions hereof which are otherwise lawful and valid shall remain in full force and effect.

(e)    No Secured Creditor shall have the right to institute any suit, action or proceeding in equity or at law for the enforcement of any remedy under or upon this Agreement; it being understood and intended that no one or more of the Secured Creditors shall have any right in any manner whatsoever to affect, disturb or prejudice the lien of this Agreement by its or their action or to enforce any right hereunder, and that all proceedings at law or in equity shall be instituted, had and maintained by the Agent in the manner herein provided and for the benefit of the Secured Creditors.
(f)    This Agreement shall be deemed to have been made in the State of New York. This Agreement and all rights and obligations hereunder, including matters of construction, validity and performance shall be governed by the internal laws of the State of New York (including Section 5‑1401 and Section 5‑1402 of the General Obligations law of the State of New York) without regard to principles of conflicts of law. All terms which are used in this Agreement which are defined in the Uniform Commercial Code of New York shall have the same meanings herein as said terms do in such Uniform Commercial Code unless this Agreement shall otherwise specifically provide. The headings in this instrument are for convenience of reference only and shall not limit or otherwise affect the meaning of any provision hereof.
(g)    This Agreement may be executed in any number of counterparts, each constituting an original, but all together one and the same instrument. Each Pledgor acknowledges that this Agreement is and shall be effective upon its execution and delivery by such Pledgor to the Agent, and it shall not be necessary for the Agent to execute this Agreement or any other acceptance hereof or otherwise to signify or express its acceptance hereof.
(h)    Except as otherwise specified herein, all notices hereunder shall be in writing (including, without limitation, notice by telecopy) and shall be given to the relevant party. All notices to the Pledgors hereunder shall be made to the Company, as their agent, in accordance with Section 11.9 of the Credit Agreement.
(i)    In the event the Secured Creditors shall at any time in their discretion permit a substitution of Pledgors hereunder or a party shall wish to become a Pledgor hereunder, such substituted or additional Pledgor shall, upon executing an agreement in the form attached hereto as Schedule C, become a party hereto and be bound by all the terms and conditions hereof to the same extent as though such Pledgor had originally executed this Agreement and, in the case of a substitution, in lieu of the Pledgor being replaced. No such substitution shall be effective absent the written consent of Secured Creditors nor shall it in any manner affect the obligations of the other Debtors hereunder.
(j)    JURY TRIAL WAIVER. EACH PLEDGOR, THE AGENT, AND EACH SECURED CREDITOR HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
(k)    PERSONAL JURISDICTION. (i) EXCLUSIVE JURISDICTION. EXCEPT AS PROVIDED IN SUBSECTION (ii), EACH PLEDGOR, THE AGENT AND THE SECURED CREDITORS AGREE THAT ALL DISPUTES BETWEEN THEM ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION

WITH THIS AGREEMENT, AND WHETHER ARISING IN CONTRACT, TORT, EQUITY, OR OTHERWISE, SHALL BE RESOLVED ONLY BY STATE OR FEDERAL COURTS LOCATED IN NEW YORK COUNTY, IN THE STATE OF NEW YORK, BUT EACH OF THE PLEDGORS, THE AGENT AND THE SECURED CREDITORS ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF NEW YORK COUNTY, NEW YORK. EACH PLEDGOR WAIVES IN ALL DISPUTES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT CONSIDERING THE DISPUTE.
(ii)    OTHER JURISDICTIONS. EACH PLEDGOR AGREES THAT THE AGENT AND THE SECURED CREDITORS SHALL HAVE THE RIGHT TO PROCEED AGAINST SUCH PLEDGOR OR ITS PROPERTY IN A COURT IN ANY LOCATION TO ENABLE THE AGENT OR ANY SECURED CREDITOR TO REALIZE ON SUCH PROPERTY, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF THE AGENT OR ANY SECURED CREDITOR. EACH PLEDGOR AGREES THAT IT SHALL NOT ASSERT ANY PERMISSIVE COUNTERCLAIMS IN ANY PROCEEDING BROUGHT IN ACCORDANCE WITH THIS PROVISION BY THE AGENT TO REALIZE ON SUCH PROPERTY, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF THE AGENT OR ANY SECURED CREDITOR. EACH PLEDGOR WAIVES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT IN WHICH THE AGENT OR ANY SECURED CREDITOR HAS COMMENCED A PROCEEDING DESCRIBED IN THIS SUBSECTION.
(l)    In the event of any inconsistency between this Agreement or the Credit Agreement, the terms of the Credit Agreement shall govern.
(m)    Upon the execution and delivery of this Agreement by the Company, the other Pledgors and the Agent, this Agreement shall supersede all provisions of the Prior Pledge Agreement as of such date. Each Pledgor hereby agrees that, notwithstanding the execution and delivery of this Agreement, the liens and security interests created and provided for under the Prior Pledge Agreement continue in effect under and pursuant to the terms of this Agreement for the benefit of all of the Obligations secured hereby. Nothing herein contained shall in any manner affect or impair the priority of the liens and security interests created and provided for by the Prior Pledge Agreement as to the indebtedness and obligations which would otherwise be secured thereby prior to giving effect to this Agreement.
[SIGNATURE PAGES TO FOLLOW]

IN WITNESS WHEREOF, each Pledgor has caused this Agreement to be duly executed and delivered as of the date first above written. 1

“PLEDGORS”

EMCOR GROUP, INC.
By:___________________________________
Name: Anthony J. Guzzi
Title: Chairman, President and Chief Executive Officer
CSUSA HOLDINGS L.L.C.
By:___________________________________
Name: R. Kevin Matz
Title: Manager
SHAMBAUGH & SON, L.P.

By:	CSUSA Holdings L.L.C., its General Partner
By:___________________________________
Name: R. Kevin Matz
Title: President
WELSBACH ELECTRIC CORP.
By:___________________________________
Name: Timothy P. Miller
Title: President / Chief Executive Officer

___________________________________
1 Note to Draft: Company to confirm signature blocks and signatories and add new Pledgors.

[Signature Page to Sixth Amended and Restated Pledge Agreement]

ARDENT SERVICES, L.L.C.
By:___________________________________
Name: Anthony Triano
Title: Vice President
RABALAIS CONSTRUCTORS, LLC
By:___________________________________
Name: Anthony Triano
Title: Vice President
ARDENT OFFSHORE SERVICES, LLC
By: Ardent Companies, Inc., Its sole member

By:___________________________________
Name: Anthony Triano
Title: Vice President

[Signature Page to Sixth Amended and Restated Pledge Agreement]

AIR SYSTEMS, INC.
BAHNSON HOLDINGS, INC.
BAKER ELECTTRIC, INC.
BATCHELOR & KIMBALL, INC.
BUILDING TECHNOLOGY ENGINEERS, INC.
CENTRAL MECHANICAL CONSTRUCTION CO., INC.
CCI MECHANICAL, INC.
COMBUSTIONEER CORPORATION
CONTRA COSTA ELECTRIC, INC.
CONTROL SOLUTIONS GROUP, INC.
DEBRA-KUEMPEL INC. (F/K/A THE FRED B. DEBRA CO.)
DYNALECTRIC COMPANY
DYNALECTRIC COMPANY OF NEVADA
EMCOR BUILDING SERVICES, INC.
EMCOR CONSTRUCTION SERVICES, INC.
EMCOR GOVERNMENT SERVICES, INC.
EMCOR GOWAN, INC.
EMCOR HYRE ELECTRIC CO. OF INDIANA, INC.
EMCOR MECHANICAL SERVICES, INC.
EMCOR MECHANICAL/ELECTRICAL SERVICES (EAST), INC.
EMCOR SERVICES NORTHEAST, INC.
EMCOR SERVICES NEW YORK/NEW JERSEY, INC.
EMCOR SERVICES TEAM MECHANICAL, INC.
FLUIDICS, INC.
FOREST ELECTRIC CORP.
GARRETT MECHANICAL, INC.
GIBSON ELECTRIC CO., INC.
HANSEN MECHANICAL CONTRACTORS, INC.
HERITAGE MECHANICAL SERVICES, INC.
HILL YORK SERVICE COMPANY, LLC
HILLCREST SHEET METAL, INC.
ILLINGWORTH-KILGUST MECHANICAL, INC.
INTERMECH, INC.
J.C. HIGGINS CORP.
KDC INC.
LOWRIE ELECTRIC COMPANY, INC.
MARELICH MECHANICAL CO., INC.
MEADOWLANDS FIRE PROTECTION CORP.
MECHANICAL SERVICES OF CENTRAL FLORIDA, INC.
MES HOLDINGS CORPORATION
MESA ENERGY SYSTEMS, INC.

[Signature Page to Sixth Amended and Restated Pledge Agreement]

MONUMENTAL INVESTMENT CORPORATION
MORLEY-MOSS, INC.
PENGUIN AIR CONDITIONING CORP.
PENGUIN MAINTENANCE AND SERVICES INC.
PERFORMANCE MECHANICAL, INC.
POOLE & KENT COMPANY OF FLORIDA
POOLE AND KENT‑NEW ENGLAND, INC.
R. S. HARRITAN & COMPANY, INC.
S. A. COMUNALE CO., INC.
SCALISE INDUSTRIES CORPORATION
THE BETLEM SERVICE CORPORATION
THE FAGAN COMPANY
THE POOLE AND KENT COMPANY
THE POOLE AND KENT CORPORATION
TRAUTMAN & SHREVE, INC.
TUCKER MECHANICAL, INC
UNIVERSITY MECHANICAL & ENGINEERING CONTRACTORS, INC., A CALIFORNIA CORPORATION
UNIVERSITY MECHANICAL & ENGINEERING CONTRACTORS, INC., AN ARIZONA CORPORATION
WALKER‑J‑WALKER, INC.
WELSBACH ELECTRIC CORP. OF L.I.
By:___________________________________
Name: R. Kevin Matz
Title: Vice President

EMCOR RISK HOLDINGS, INC.
By:___________________________________
Name: R. Kevin Matz
Title: President

F & G MECHANICAL CORPORATION
By:___________________________________
Name: Salvatore Fichera
Title: President

[Signature Page to Sixth Amended and Restated Pledge Agreement]

AIRCOND CORPORATION
ALTAIR STRICKLAND HOLDINGS CALIFORNIA INC.
ARDENT COMPANIES, INC.
BAHNSON, INC.
CHEROKEE MILLWRIGHT, INC.
EMCOR FACILITIES SERVICES, INC.
EMCOR INDUSTRIAL SERVICES, INC.
EMCOR SERVICES CES, INC.
ETEC MECHANICAL CORPORATION
FOOD TECH, INC.
FR X OHMSTEDE ACQUISITIONS CO.
HARRY PEPPER & ASSOCIATES, INC.
HNT HOLDINGS, INC.
LOGICAL CONTROL SOLUTIONS, INC.
MECHANICAL SPECIALTIES CONTRACTORS, INC.
MOR PPM, INC.
NEWCOMB AFFILIATES, INC.
NEWCOMB AND COMPANY
OHMSTEDE INDUSTRIAL SERVICES, INC.
REDMAN EQUIPMENT & MANUFACTURING COMPANY
REPCON, INC.
REPCON INTERNATIONAL, INC.
REPCON STRICKLAND, INC.
SOUTHERN INDUSTRIAL CONSTRUCTORS, INC.

By:___________________________________
Name: Anthony Triano
Title: Vice President

Signature Page to Sixth Amended and Restated Pledge Agreement

BAHNSON ENVIRONMENTAL SPECIALTIES, LLC
OHMSTEDE HOLDINGS LLC
OHMSTEDE PARTNERS LLC
By:___________________________________
Name: Anthony Triano
Title: Manager

OHMSTEDE LTD.

By:	Ohmstede Partners LLC, its General Partner
By:___________________________________
Name: Anthony Triano
Title: Vice President

Signature Page to Sixth Amended and Restated Pledge Agreement

ALTAIRSTRICKLAND HOLDINGS LLC
ALTAIRSTRICKLAND INTERNATIONAL LLC
ALTAIRSTRICKLAND, LLC
ASG DIAMOND, LLC
ASI INDUSTRIAL SERVICES, LLC
DIAMOND REFRACTORY SERVICES, LLC
ETEC FIRE PROTECTION, LLC
MERCURY INDUSTRIAL MATERIALS, LLC
TURNAROUND WELDING SERVICES, LLC
By:___________________________________
Name: Anthony Triano
Title: Vice President

CS48 ACQUISITION CORP
EMCOR CCI HOLDINGS, INC.
EMCOR-CSI HOLDING CO.
EMCOR MECHANICAL/ELECTRICAL HOLDINGS, INC.
EMCOR MECHANICAL/HOLDINGS, INC.
EMCOR MECHANICAL/SERVICES HOLDINGS, INC.
HYS HOLDING CORP.
USM (DELAWARE) INC.
USM SERVICES HOLDINGS, INC.

By:___________________________________
Name: R. Kevin Matz
Title: President

AR HOLDING CORP.
By:___________________________________
Name: Anthony Triano
Title: President

Signature Page to Sixth Amended and Restated Pledge Agreement

CONCOR NETWORKS, INC.
By:___________________________________
Name: Anthony Triano
Title: Secretary

NEW ENGLAND MECHANICAL SERVICES, INC.
USM, INC.

By:___________________________________
Name: Jarrett R. Szeftel
Title: Secretary

DYN SPECIALTY CONTRACTING, INC.

By:___________________________________
Name: Joseph C. McCormick
Title: President

Signature Page to Sixth Amended and Restated Pledge Agreement

Acknowledged and agreed to as of the date first above written.

BANK OF MONTREAL, as Agent

By	___________________________________
Its ___________________________________

Signature Page to Sixth Amended and Restated Pledge Agreement

SCHEDULE A2
THE PLEDGED SECURITIES

PLEDGOR	PLEDGED SECURITIES	CERTIF. NO./NO. OF SHARES

EMCOR Group, Inc.	MES Holdings Corporation	No. 1	100 shares

EMCOR Mechanical/Electrical Services (East), Inc.	Forest Electric Corp.	No. 2	100 shares

	J.C. Higgins Corp.	No. 2	100 shares

	Penguin Maintenance and Services, Inc.	No. 2	100 shares

	Penguin Air Conditioning Corp.	No. A-5	100 shares

		No. B-4	500 shares

	Welsbach Electric Corp.	No. 3	100 shares

	Welsbach Electric Corp. of L.I.	No. 5	10 shares

	R. S. Harritan & Company, Inc.	No. 2	100 shares

	Heritage Mechanical Services, Inc.	No. 2	100 shares

EMCOR Construction Services, Inc.	EMCOR Mechanical/Electrical Services	No. 3	100 shares
(East), Inc.

	EMCOR Hyre Electric Co. of Indiana, Inc.	No. 1	100 shares

	Dyn Specialty Contracting, Inc.	No. 8	100 shares

	University Mechanical & Engineering	No. 2021	20 shares
Contractors, Inc.

	Marelich Mechanical Co., Inc.	No 2	100 shares

	University Marelich Mechanical, Inc.	No.1	100 shares

	Design Air, Limited	No. 6	550 shares

	EMCOR Gowan, Inc.	No. 4	100 shares

2 Note to Draft: Company to provide updated Schedule A.

PLEDGOR	PLEDGED SECURITIES	CERTIF. NO./NO. OF SHARES

	DeBra-Kuempel Inc. (f/k/a The Fred B. DeBra Co.)	No. 2-A	100 shares
		No. 4	1,000 shares

	Gibson Electric Co., Inc.	No. 64B	100 shares

	S. A. Comunale Co., Inc.	No. 67	100 shares

		No. 21	100 shares

	Bahnson Holdings, Inc.	No. 7	10,000 shares

		No. P-5	2,000 shares

	Performance Mechanical, Inc.	No. 21	100 shares

	Harry Pepper & Associates, Inc.	No. 25	2,010 shares

	Concor Networks, Inc.	No. 1	100 shares

	Southern Industrial Constructors, Inc.	No. 46	100 shares

University Mechanical & Engineering Contractors, Inc., a California corporation	Hansen Mechanical Contractors, Inc.	No. 33	1,539 shares

	Trautman & Shreve, Inc.	No. 5	100 shares

	University Mechanical & Engineering Contractors, Inc., an Arizona corporation	No. 5	30,000 shares
MES Holdings Corporation
	EMCOR Construction Services, Inc.	No. 1	100 shares

	Monumental Investment Corporation	No. AC14	100 shares

	EMCOR-CSI Holding Co.	No. 2	100 shares

	Poole & Kent Company of Florida	No. 1	100 shares

	EMCOR Building Services, Inc.	No. 1	100 shares

	EMCOR Industrial Services, Inc.	No. 1	100 shares

	AR Holding Corp.	No. 1	100 shares

PLEDGOR	PLEDGED SECURITIES	CERTIF. NO./NO. OF SHARES

EMCOR Building Services, Inc.
	EMCOR Mechanical Services, Inc.	No. 1	100 shares

	EMCOR Government Services, Inc.	No. A8	13,585,000 shares

	MOR PPM, Inc.	No. 7	100 shares

	EMCOR Facilities Services, Inc.	No. 9	1,620 shares
		Class	(non-voting)

		No. 10	180 shares
		Class	A (voting)
AR Holding Corp.
	Ardent Services, L.L.C.	N/A	N/A

	Rabalais Constructors, LLC	N/A	N/A
Ardent Services, L.L.C.
	Ardent Companies, Inc.	No. 19	1 share
EMCOR Facilities Services, Inc.
	Building Technology Engineers, Inc.	No. 4	11,000 shares
EMCOR Mechanical Services, Inc.
	EMCOR Services CES, Inc.	No. 1	100 shares

	USM Services Holdings, Inc.	No. 3	1,000 shares

	Mesa Energy Systems, Inc.	No. 26	100 shares

	Air Systems, Inc.	No. 10	100 shares

	EMCOR Services Northeast, Inc.	No. 54	2,500 shares

	EMCOR Services New York/New Jersey, Inc.	No. CS7	100 shares

	Fluidics, Inc.	No. 16	99 shares

PLEDGOR	PLEDGED SECURITIES	CERTIF. NO./NO. OF SHARES

	Mechanical Services of Central Florida, Inc.	No. 7	100 shares

	Scalise Industries Corporation	No. 8	100 shares

	Aircond Corporation	No. 6	5,000 shares

	The Betlem Service Corporation	No. 43	640 shares

	EMCOR Services Team Mechanical, Inc.	No. 7	100 shares

	New England Mechanical Services, Inc.	No. 37	54 shares
(non-voting)

		No. 38	559 shares voting

	Newcomb Affiliates, Inc.	No. 15	1,679 shares
voting

		No. 42	7,711 shares
non-voting

Newcomb Affiliates, Inc.	Newcomb and Company	No. 1	800 shares

EMCOR Industrial Services, Inc.	FR X Ohmstede Acquisitions Co.	No. 5	1,000 shares

	RepconStrickland, Inc.	No. 15	1,000 shares

EMCOR Government Services, Inc.	Combustioneer Corporation	No. 15	2,500 shares

EMCOR Government Services, Inc.	Combustioneer Corporation	No. 15	2,500 shares

Dyn Specialty Contracting, Inc.	Dynalectric Company	No. 1	100 shares

	Dynalectric Company of Nevada	No. 13	166 ½ shares

	Contra Costa Electric, Inc.	No. 39	100 shares

PLEDGOR	PLEDGED SECURITIES	CERTIF. NO./NO. OF SHARES

	KDC Inc.	No. 16	8,333 shares

Monumental Investment Corporation	The Poole and Kent Corporation	No. 4	5,000 shares

	Poole and Kent Connecticut, Inc.	No. 1	10,000 shares

	Poole and Kent New England, Inc.	No. 4	10,000 shares

	The Poole and Kent Company	No. 1	5,000 shares

EMCOR-CSI Holding Co.	CSUSA Holdings L.L.C.	N/A	N/A

	Central Mechanical Construction, Inc.	No. CS3	100 shares

	F&G Mechanical Corporation	No. CS3	100 shares
	Hillcrest Sheet Metal, Inc.	No. CS3	100 shares

	Illingworth-Kilgust Mechanical, Inc.	No. CS4	100 shares

	Lowrie Electric Company, Inc.	No. CS3	100 shares

	Meadowlands Fire Protection Corp.	No. CS3	100 shares

	The Fagan Company	No. CS3	100 shares

	Food Tech, Inc.	No. 1	100 shares

	Walker-J-Walker, Inc.	No. CS3	100 shares

CSUSA Holdings L.L.C.	Shambaugh & Son, L.P.	General Partnership Interest

CS48 Acquisition Corp.	CS48 Acquisition Corp.	CS-3	100 shares

	Shambaugh & Son, L.P.	Limited Partnership Interest

New England Mechanical Services, Inc.	New England Mechanical Services of Massachusetts, Inc.	No. 1	100 shares

FR X Ohmstede Acquisitions Co.

HNT Holdings Inc.	HNT Holdings Inc.	No. 12	238,799 shares

PLEDGOR	PLEDGED SECURITIES	CERTIF. NO./NO. OF SHARES

Ohmstede Partners LLC	Ohmstede Partners LLC	No. 1	100 units

Ohmstede Holdings LLC	Ohmstede Holdings LLC	No. 1	100 units

Ohmstede Ltd.	Ohmstede Ltd.	No. 1	1 unit

	Ohmstede Ltd.	No. 2	99 units

	Ohmstede Industrial Services Inc.	No. 19	400 shares

	Redman Equipment & Manufacturing Company	No. 87	100 shares
Bahnson Holdings, Inc.
Bahnson, Inc.	Bahnson, Inc.	No. 1-A	4,000 shares

	Mechanical Specialties Contractors, Inc.	No. 7	2,000 shares

	Intermech, Inc.	No. 2	5,000 shares

	Bahnson Environmental Specialties, LLC	N/A	N/A

USM (Delaware) Inc.	USM, Inc.	No. 1	1,176 shares

USM Services Holdings, Inc.	USM (Delaware) Inc.	No. 2	1,000 shares

RepconStrickland Inc.	Repcon, Inc.	No. 9	1,450 shares

Repcon, Inc.	Repcon International, Inc.	No. 1	1,000 shares

AltairStrickland Holdings LLC	AltairStrickland Holdings California, Inc.	No. 1	1,000 shares

RepconStrickland Inc.	AltairStrickland Holdings LLC	N/A	N/A

AltairStrickland Holdings LLC	ASG Diamond, LLC	N/A	N/A

ASG Diamond, LLC	ASI Industrial Services, LLC	N/A	N/A

ASI Industrial Services, LLC	Diamond Refractory Services, LLC	N/A	N/A

	Mercury Industrial Materials, LLC	N/A	N/A
PLEDGOR	PLEDGED SECURITIES	CERTIF. NO./NO. OF SHARES

AltairStrickland Holdings LLC	Turnaround Welding Services, LLC	N/A	N/A

	AltairStrickland, LLC	N/A	N/A

AltairStrickland, LLC	Tiger Tower Services, LLC	N/A	N/A

	AltairStrickland International LLC	N/A	N/A

AltairStrickland Holdings California, Inc.	Diamond Refractory Services California, L.P.	N/A	N/A

	Turnaround Welding Services California, L.P.	N/A	N/A

	AltairStrickland California, L.P.	N/A	N/A

	Tiger Tower Services California, L.P.	N/A	N/A

Shambaugh & Son, L.P.	Dalmatian Fire, Inc.	No. 6	10,000 shares

          Such Securities represent all of the issued and outstanding capital stock of each series and class of each issuer hereof and other equity interests of each issuer hereof except that EMCOR-CSI Holding Co. owns only 90% of the outstanding stock of F & G Mechanical Corporation.

SCHEDULE B
AMENDMENT TO SIXTH AMENDED AND RESTATED PLEDGE AGREEMENT
Reference is hereby made to that certain Sixth Amended and Restated Pledge Agreement dated as of March 2, 2020, as heretofore amended (the “Pledge Agreement”), from the Pledgors signatory thereto to Bank of Montreal (“BMO”), as administrative agent for the Secured Creditors (BMO acting as such administrative agent and any successor or successors to BMO in such capacity being hereinafter referred to as the “Agent”). Capitalized terms not otherwise defined herein shall have the meaning set forth in the Pledge Agreement.
Subsequent to the Pledgors’ delivery of the Pledge Agreement, certain shares of stock have been added as Pledged Securities under the Pledge Agreement. As a result of such addition, Schedule A of the Pledge Agreement does not accurately describe the shares of capital stock currently held by the Agent as collateral under the Pledge Agreement.
The Pledgors now desire to amend Schedule A to the Pledge Agreement to reflect such addition, and this instrument shall constitute an agreement between the Pledgors and the Agent amending the Pledge Agreement in the respects, but only in the respects, hereinafter set forth:
1.    Schedule A of the Pledge Agreement shall be and hereby is amended and as so amended shall be restated in its entirety to read as Annex A attached hereto.
2.    As collateral security for the Obligations, each Pledgor hereby grants to the Agent a continuing security interest in, and acknowledges and agrees that the Agent has and shall continue to have a continuing security interest in, all the shares of capital stock of each issuer listed and described on Annex A attached hereto and all the other properties, rights, interests and privileges comprising the Pledged Securities (as such term is defined in the Pledge Agreement after giving effect to this Amendment), to the same extent and with the same force and effect as if the shares of stock described on Annex A had originally been included on Schedule A to the Pledge Agreement. The foregoing granting clause is in addition to and supplemental of and not in substitution for the granting clause contained in the Pledge Agreement. Neither the Pledgors nor the Agent intend by this Amendment to in any way impair or otherwise affect the lien of the Pledge Agreement on such of the Pledged Securities which were subject to the Pledge Agreement prior to giving effect to this Amendment.
3.    Each Pledgor hereby repeats and reaffirms all of its covenants, agreements, representations and warranties contained in the Pledge Agreement, each and all of which shall be applicable to all of the stock and other properties, rights, interests and privileges subject to the lien of the Pledge Agreement after giving effect to this Amendment. Each Pledgor hereby certifies that no Event of Default or event which, with notice or lapse of time or both, would constitute an Event of Default exists under the Pledge Agreement after giving effect to this Amendment.

4.    No reference to this Amendment need be made in any note, instrument or other document at any time referring to the Pledge Agreement, any reference in any of such to the Pledge Agreement to be deemed to reference to the Pledge Agreement as modified hereby. All references in the Pledge Agreement to the term “Pledged Securities” shall be deemed a reference to such term as defined in the Pledge Agreement after giving effect to this Amendment.
5.    Except as specifically modified hereby, all the terms and conditions of the Pledge Agreement shall stand and remain unchanged and in full force and effect. This Amendment shall be effective upon the Pledgors’ execution and delivery thereof to the Agent, no acceptance by the Agent being required.
Dated as of __________, 201_.
PLEDGORS:
[INSERT NAMES OF EXISTING PLEDGORS]

By:	___________________________________
Name:______________________________
Title:_______________________________
Acknowledged and agreed to as of the date first above written.
BANK OF MONTREAL, as Agent

By:	___________________________________
Name:______________________________
Title:_______________________________

ANNEX A
TO AMENDMENT TO PLEDGE AGREEMENT
THE PLEDGED SECURITIES

PLEDGOR	PLEDGED SECURITIES	CERTIF. NO./NO. OF SHARES

SCHEDULE C
ASSUMPTION AND SUPPLEMENTAL PLEDGE AGREEMENT
THIS AGREEMENT dated as of this _____ day of ______________, 201_ from [new pledgor], a __________ corporation (the “New Pledgor”), to Bank of Montreal (“BMO”), as administrative agent for the Secured Creditors (defined in the Pledge Agreement hereinafter identified and defined) (BMO acting as such administrative agent and any successor or successors to BMO in such capacity being hereinafter referred to as the “Agent”);
WITNESSETH THAT:
WHEREAS, EMCOR Group, Inc. and certain other parties have executed and delivered to the Agent that certain Sixth Amended and Restated Pledge Agreement dated as of March 2, 2020 or supplements thereto (such Sixth Amended and Restated Pledge Agreement, as the same may from time to time be modified or amended, including supplements thereto which add additional parties as Pledgors thereunder, being hereinafter referred to as the “Pledge Agreement”) pursuant to which such parties (the “Existing Pledgors”) have granted to the Agent for the benefit of the Secured Creditors a lien on and security interest in such Existing Pledgors’ Pledged Securities (as such term is defined in the Pledge Agreement) to secure the Obligations (as such term is defined in the Pledge Agreement) of the Borrowers referred to therein owing to the Agent and the Secured Creditors arising out of or related to the Credit Agreement referred to therein; and
WHEREAS, the Borrowers provide the New Pledgor with substantial financial, managerial, administrative, technical and design support and the New Pledgor will directly and substantially benefit from credit and other financial accommodations extended and to be extended by the Secured Creditors to the Borrowers;
NOW, THEREFORE, FOR VALUE RECEIVED, and in consideration of advances made or to be made, or credit accommodations given or to be given, to the Borrowers by the Secured Creditors from time to time, the New Pledgor hereby agrees as follows:
1.    The New Pledgor acknowledges and agrees that it shall become a “Pledgor” party to the Pledge Agreement effective upon the date the New Pledgor’s execution of this Agreement and the delivery of this Agreement to the Agent, and that upon such execution and delivery, all references in the Pledge Agreement to the terms “Pledgor” or “Pledgors” shall be deemed to include the New Pledgor. Without limiting the generality of the foregoing, the New Pledgor hereby repeats and reaffirms all grants (including the grant of a lien and security interest), covenants, agreements, representations and warranties contained in the Pledge Agreement as amended hereby, each and all of which are and shall remain applicable to the Pledged Securities from time to time owned by the New Pledgor or in which the New Pledgor from time to time has any rights. Without limiting the foregoing, in order to secure payment of the Obligations, whether now existing or hereafter arising, the New Pledgor does hereby grant to the Agent for the benefit of the Secured Creditors, and hereby agrees that the Agent has and shall continue to have for the benefit of the Secured Creditors a continuing security interest in, among other things, all of the New Pledgor’s Pledged Securities (as such term is defined in the Pledge Agreement) described in, and subject to the limitations set forth in, Section 2 of the Pledge Agreement, each and all of such granting clauses being incorporated herein by reference with the same force and effect as if set forth in their entirety except that all references in such clauses to the Existing Pledgor or any of them shall be deemed to include references to the New Pledgor. Nothing contained herein shall in any manner impair the priority of the liens and security interests heretofore granted in favor of the Agent under the Pledge Agreement.
2.    The New Pledgor hereby acknowledges and agrees that the Obligations are secured by all of the Pledged Securities according to, and otherwise on and subject to, the terms and conditions of the Pledge Agreement to the same extent and with the same force and effect as if the New Pledgor had originally been one of the Existing Pledgors under the Pledge Agreement and had originally executed the same as such an Existing Pledgor.
3.    All capitalized terms used in this Agreement without definition shall have the same meaning herein as such terms have in the Pledge Agreement, except that any reference to the term “Pledgor” or “Pledgors” and any provision of the Pledge Agreement providing meaning to such term shall be deemed a reference to the Existing Pledgors and the New Pledgor. Except as specifically modified hereby, all of the terms and conditions of the Pledge Agreement shall stand and remain unchanged and in full force and effect.
4.    The New Pledgor agrees to execute and deliver such further instruments and documents and do such further acts and things as the Agent may reasonably deem necessary or proper to carry out more effectively the purposes of this Agreement.
5.    No reference to this Agreement need be made in the Pledge Agreement or in any other document or instrument making reference to the Pledge Agreement, any reference to the Pledge Agreement in any of such to be deemed a reference to the Pledge Agreement as modified hereby.
6.    This Agreement shall be governed by and construed in accordance with the State of New York (including Section 5‑1401 and Section 5‑1402 of the General Obligations law of the State of New York) without regard to principles of conflicts of law.
[NEW PLEDGOR]

By:	___________________________________
Name:______________________________
Title:_______________________________